Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2013, with respect to the combined financial statements of Phillips 66 Partners LP Predecessor, and our report dated March 27, 2013, with respect to the balance sheet of Phillips 66 Partners LP, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-187582) and related Prospectus of Phillips 66 Partners LP dated March 27, 2013.

/s/ Ernst & Young LLP

Houston, Texas

June 27, 2013